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                                                                    EXHIBIT 16.1


                        [LETTERHEAD OF CORBIN & WERTZ]


July 2, 1997


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  Current Report on Form 8-K for Luther Medical Products, Inc.



We have read Item 4 included in the current report on Form 8-K for Luther Medical Products, Inc. dated July 2, 1997, filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


/s/ CORBIN & WERTZ

CORBIN & WERTZ


cc:  Mr. David Rollo